UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

757 Third Avenue, Suite 2018 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 376-5742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On December 9, 2015, Relmada Therapeutics, Inc. (the “Company”) filed a lawsuit in the U.S. District Court for the District of Nevada against Laidlaw & Company (UK) Ltd. and its two principals, Matthew Eitner and James Ahern (collectively, “Laidlaw”). The lawsuit alleges, among other things, that the press release issued by Laidlaw on December 4, 2015, which was subsequently filed with the Securities and Exchange Commission (“SEC”) on Schedule 14A, contains material misrepresentations and omissions in violation of federal securities law. In addition to violating Rule 14a-9 of the Securities Exchange Act of 1934, which provides that no solicitation of stockholders may be made any false or misleading statement, the lawsuit argues that the Laidlaw solicitation materials also conflict with Relmada’s Articles of Incorporation and Bylaws, as well as Nevada law.

In order to protect Relmada stockholders from Laidlaw’s false and misleading statements, the Company has filed a motion for a temporary restraining order that seeks to, among other things, enjoin Laidlaw from continuing to disseminate false and misleading information in direct violation of federal securities laws, including applicable proxy laws. The lawsuit also seeks to enjoin Laidlaw from soliciting proxies from Relmada stockholders under false and misleading pretenses, and to correct the misinformation it has already issued.

These matters were announced in a press release issued December 9, 2015, which is attached hereto as Exhibit 99.1. The pleadings with respect to these matters are attached hereto as Exhibits 99.2 and 99.3.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
99.2	Complaint filed in the United States District Court for the District of Nevada
99.3	Motion for a Temporary Restraining Order filed in the United States District Court for the District of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2015	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Chief Executive Officer

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